Exhibit 99.2 3Q19 Earnings Presentation October 18, 2019

Safe Harbor And Non-GAAP Financial Measures Safe Harbor To the extent that statements in this PowerPoint presentation relate to future plans, objectives, financial results or performance of IBERIABANK Corporation, these statements are deemed to be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements, which are based on management’s current information, estimates and assumptions and the current economic environment, are generally identified by the use of the words “plan”, “believe”, “expect”, “intend”, “anticipate”, “estimate”, “project” or similar expressions. The Company’s actual strategies, results and financial condition in future periods may differ materially from those currently expected due to various risks and uncertainties. Forward-looking statements are subject to numerous assumptions, risks and uncertainties that change over time and could cause actual results or financial condition to differ materially from those expressed in or implied by such statements. Consequently, no forward-looking statement can be guaranteed. Except to the extent required by applicable law or regulation, the Company undertakes no obligation to revise or update publicly any forward-looking statement for any reason. This PowerPoint presentation supplements information contained in the Company’s earnings release dated October 18, 2019, and should be read in conjunction therewith. The earnings release may be accessed on the Company’s web site, www.iberiabank.com, under “Investor Relations” and then “Financial Information” and then “Press Releases.” Non-GAAP Financial Measures This PowerPoint presentation contains financial information determined by methods other than in accordance with GAAP. The Company’s management uses core non-GAAP financial metrics (“Core”) in their analysis of the Company’s performance to identify core revenues and expenses in a period that directly drive operating net income in that period. These Core measures typically adjust GAAP performance measures to exclude the effects of the amortization of intangibles and include the tax benefits associated with revenue items that are tax-exempt, as well as adjust income available to common shareholders for certain significant activities or transactions that in management’s opinion can distort period-to-period comparisons of the Company’s performance. Reference is made to “Non-GAAP Financial Measures” and “Caution About Forward Looking Statements” in the earnings release which also apply to certain disclosures in this PowerPoint presentation. 2

Corporate Profile Driving long-term value creation for our clients, associates, communities and shareholders Our Franchise Corporate Snapshot • $4.0 billion market cap as of October 17, 2019 • $76.08 share price • 2.37% dividend yield • $31.7 billion in total assets as of September 30, 2019 • $23.7 billion in loans • $25.0 billion in deposits • Operating continuously for over 132 years • 319 offices serving 33 MSAs across 12 states • Investment grade rated: • Holding Company Issuer – S&P Rating BBB/A-2 • Bank – BBB+ 3

Corporate Profile Driving long-term value creation for our clients, associates, communities and shareholders Mission Statement Our Focus • Provide exceptional value-based client • Relationship-driven commercial and services private banking business • Market-centric, people-driven approach in Great place to work • attractive Southeastern markets • Growth that is consistent with high • Building long-term A-list client performance relationships through service and care • “Branch-lite” delivery model with focus on Shareholder-focused • operating efficiency • Strong sense of community • Diversification across asset classes, business lines and geographies 4

Quarterly Summary 3Q19 Non- Non- GAAP GAAP Key Metrics GAAP GAAP 2Q19 3Q19 Core 2Q19 Core 3Q19 Earnings Per Common Share $1.86 $1.82 $1.87 $1.82 Return On Average Assets 1.30% 1.26% 1.31% 1.26% Return on Average Common Equity 10.05% 9.46% 10.13% 9.46% Return on Tangible Common Equity (TE) -- -- 15.58% 14.48% Tangible Efficiency Ratio (TE) -- -- 52.0% 53.4% Third Quarter Highlights: • Strong loan growth and improvements in non-interest income contributed to $1.82 EPS on both a GAAP and core basis. A 5% increase on a year-over-year basis for both GAAP and Core EPS. • Reported net interest margin of 3.44% and cash margin of 3.24%, a decrease of 13 basis points for both measures. The decline in margin was primarily driven by decreases in short-term interest rates on both originations and repricing of assets. • Revenue on a core basis decreased $2.2 million, or 1% linked quarter, primarily due to changes in interest income, offset by an increase in non-interest income in the quarter. • Core non-interest expense increased by $3.1 million, or 2% from 2Q19, primarily due to a write-off on certain long-lived assets. • Loan growth of $321 million, or 6% annualized, primarily driven by energy and corporate asset finance businesses, and the Birmingham, Mobile and New Orleans markets. • Asset quality metrics continue to be strong and stable. • Tangible book value per common share increase of $1.48, or 3%, during the quarter, and increase of $7.96, or 18% from 3Q18. • Repurchased 552 thousand common shares, or 1% of total outstanding at a weighted average price per share of $72.46 during the quarter. On year to date basis, repurchased 5% of total common shares outstanding. 5

Profitability Trends GAAP EPS Core EPS Return on Average Assets Return on Common Equity 6

Client Growth Loan Highlights Deposit Highlights • Total period-end loan growth of $321 million, or 1.4% (5.5% • Period-end total deposits increased $682 million, or 2.8% annualized). (11.1% annualized rate). • Loan growth during 3Q19 was strongest in the Energy Group • Deposit growth in all but three of the company’s markets. (reserve-based and midstream lending), Corporate Asset • No increase in brokered deposits as compared to 2Q19. Finance (equipment financing and leasing business) Group, and in the Birmingham, Mobile and New Orleans markets. • $1.2 billion in year to date deposit growth, or 7% annualized. • Year to date loan growth of $1.2 billion, or 7% annualized. Loans – Period-End Balances Deposits – Period-End Balances 7

Net Interest Margin Changes For 3Q19


NII Attribution - Q2 2019 to Q3 2019
$270
$266
$262
$258
$254
$250
$246
$255.3
$2.4
$2.6
$1.8
$5.0
$3.7
$1.3
$2.8
$249.3
BOP
Legacy Coup & Fees
Days/Other
Borrowings
Acquired Loans
Inv Portfolio
NonMat Deposits
Time Deposits
EOP


NIM Attribution - Q2 2019 to Q3 2019
3.75%
3.70%
3.65%
3.60%
3.55%
3.50%
3.45%
3.40%
3.35%
3.57%
0.02%
0.02%
0.02%
0.07%
0.05%
0.03%
0.04%
3.44%
BOP
Legacy Coup & Fees
Borrowings
Other
Acquired Loans
Inv Portfolio
NonMat Deposits
Time Deposits
EOP

Net Interest Income ($MM)	Primary Reason For Change	Net Interest Margin (%)
$255.3	2Q19	3.57%
2.2	Higher Growth and New Volume Rates Above Portfolio Yields	0.02%
0.2	Greater Fee Income on Legacy Loans	0.00%
2.4	Changes in Legacy Loan Portfolios	0.02%
(4.8)	Runoff of Acquired Loan Balances	-0.07%
(0.2)	Decrease in Non-Recurring Recovery Revenue	0.00%
(5.0)	Changes in Acquired Loan Portfolios	-0.07%
1.8	Lower Borrowings Balance Due to Deposit Growth	0.02%
(3.7)	Securities Portfolio Runoff and Higher Premium Amortization Levels	-0.05%
(1.3)	Greater Deposit Yields From Non-Maturity Product Repricing and Promotional Activity	-0.03%
(2.8)	Increased Level of Time Deposit Issuance	-0.04%
1.8	Change In Number of Business Days	0.00%
0.8	All Other Factors	0.02%
$249.3	3Q19	3.44%

- **Net interest margin declined 13 basis points in 3Q19 - impacted by repricing of variable rate loans, security portfolio yields, and deposit and funding costs.**
- **Increasing funding costs reduced net interest margin by 5 basis points.**

IBERIABANK Corporation
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Revenues Net Interest Income and Margins Components of Non-Interest Income • GAAP non-interest income increased by $4.8 million primarily as a result of: • Reported net interest margin decreased 13 basis • Increase of $3.2 million in sale of non-mortgage loans, points and cash margin decreased 13 basis • Increase of $1.6 million in customer swap income, and points. • Offset by a $1.0 million decrease in mortgage income • Core non-interest income increased by $3.8 • The Company realized $7.0 million in recoveries million, or 6%. There were no non-core items for for the quarter. the quarter, while 2Q19 included a non-core $1.0 million loss on sales of investment securities Dollars in millions 9

Non-Interest Expense Components of Core Non-Interest Expense Highlights • Total non-interest expense for the quarter increased $3.0 million, or 2%, from the prior quarter to $172.6 million. • Core non-interest expense increased $3.1 million, or 2%, to $172.7 million: Included increases of: • $2.3 million in occupancy and equipment expense, mainly from write-offs of certain long-lived assets • No non-core expenses were incurred for the quarter. 10

Efficiency Efficiency Ratio Trends Annualized Core Non-Interest Expense/Avg Assets • Total core revenues decreased $2.2 million, or 1%, compared to 2Q19, while core expenses were up $3.1 million, or 2%, over the same period. • Core tangible efficiency ratio was 53.4% in 3Q19. • Core non-interest expense/average assets equal to 2.17%, same as prior quarter and down from 2.22% in 3Q18 • There were no bank branch closures in 3Q19. 11

Asset Quality Highlights Diversified Loan Portfolio • The Company remains well- positioned with strong and stable asset quality metrics and diversified loan growth. • Classified Assets to Total Assets of 0.89% in 3Q19 compared to 0.97% in 2Q19 and 1.20% in 3Q18. • Third quarter 2019 NPAs/Assets Non-Performing Assets equal to 0.58%, a 2 basis points decrease compared to the second quarter of 2019. 12

Asset Quality Highlights Provision & Net Charge-Offs NCOs / Avg Loans 2016 0.23% 2017 0.33% • Net charge-offs remain at historically 2018 0.15% low levels. • Annualized QTD net charge-offs equate to 0.14% of average loans, no change from 2Q19. • Provision expense of $9.0 million, a decrease of $1.8 million, and covered net charge-offs by 106% in 3Q19. Allowance for Loan Losses 13

Energy Update • Total energy-related loan balances at 3Q19 equal to $1.4 billion, or 5.9% of total loans outstanding. • Exploration and Production = 62% • Midstream = 33% • Oil Field Service = 5% • Current reserve mix: 53% oil, 35% natural gas, and 12% balanced. 99% of reserve based loans are on-shore. • Credit quality remains stable. • Classified and non-performing energy loans equal to 1.7% of energy portfolio, or $24 million. • Through recent cycle, since 2018, the portfolio is in a net recovery position. • Disciplined lending – focused on credits where companies have strong cash flows, reasonable leverage and appropriately hedged. 14

Interest Rate Risk 12-Month Net Interest Income Scenarios Highlights • Asset-sensitive from an interest rate risk perspective. • Degree of asset sensitivity is a function of the reaction of competitors to changes in deposit pricing. • Forward curve has a slightly negative impact on net interest income over a 12-month period. • Estimated impact of an immediate 25 basis points decrease in the Federal Funds Rate on net interest income would result in an approximate $0.05 decrease in quarterly EPS. 15

Capital Position Highlights Capital Ratios (Preliminary) • Capital ratios remain strong. IBERIABANK Corporation 2Q19 3Q19 Change • Declared quarterly common stock Tangible Common Equity ratio 8.97% 9.05% 8 bps dividend of $0.45 per share payable on October 25, 2019. Common Equity Tier 1 (CET 1) ratio 10.37% 10.41% 4 bps • Issued and sold 4.0 million depositary Tier 1 Leverage 9.71% 9.78% 7 bps shares Preferred Stock Series D, $100 million in gross proceeds, in April 2019. Tier 1 Risk-Based 11.26% 11.28% 2 bps • Repurchased 552 thousand shares IBKC Total Risk-Based 12.33% 12.34% 1 bps common stock during the quarter at a weighted average price of $72.46 per common share. IBERIABANK and Subsidiaries 2Q19 3Q19 Change • Current share repurchase plan of up to Common Equity Tier 1 (CET 1) ratio 11.07% 10.95% (12) bps 1.6 million shares, or approximately 3%, of common stock announced on Tier 1 Leverage 9.55% 9.49% (6) bps July 17, 2019 has 1.2 million common shares available for repurchase. Tier 1 Risk-Based 11.07% 10.95% (12) bps Total Risk-Based 11.70% 11.57% (13) bps • Returned over 66% of net income available to common shareholders in the form of dividends on common stock and share repurchase in 3Q19 and over 94% year to date. 16

2019 Financial Guidance Update 2019 Guidance Current 2Q19 Average Earning Assets $28.7B ~ $29.0B $28.6B ~ $28.8B Consolidated Loan Growth % 6.50% ~ 7.25% 5% ~ 7% Consolidated Deposit Growth % 6.50% ~ 7.25% 5% ~ 7% Provision Expense $38MM ~ $43MM $41MM ~ $45MM Non-Interest Income (Core Basis) $230MM ~ $235MM $222MM ~ $230MM Non-Interest Expense (Core Basis) $667MM ~ $673MM $667MM ~ $677MM Net Interest Margin 3.43% ~ 3.47% 3.48% ~ 3.54% Tax Rate 23.5% ~ 24.0% 23.0% ~ 24.0% Preferred Dividend and Unrestricted Shares $16.0MM ~ $17.0MM $17.0MM ~ $18.0MM Share Repurchase Activity $235MM ~ $240MM $235MM ~ $240MM Credit Quality Stable Stable • Assumes three 25 basis points Federal Funds Rate decreases in 2019 (July, September, and October 2019) The Company’s guidance is subject to risks, uncertainties, and assumptions which could, individually or in aggregate, cause actual results or financial condition to differ materially from those anticipated above. Reference is made to “Caution About Forward-Looking Statements” in the earnings release which also applies to this guidance. 17

Current Expected Credit Loss (CECL) • CECL replaces the current incurred loss methodology with a life-of-loan loss concept; adopting new standard in 1Q20 • New standard requires consideration of historical loss experience and current conditions adjusted for economic forecasts • Anticipated Key Methodology Assumptions • One to two year reasonable and supportable forecast period; one-year reversion to mean historical losses • Blend of multiple economic forecasts used to estimate expected credit losses • Currently expect an CECL Allowance for Credit Losses to Loans ratio of 1.00% to 1.20% utilizing loan portfolio data and economic forecasts as of September 2019 • Range considers ongoing review, enhancement, and approval of methodology, models, and assumptions • Impact of adoption in 1Q20 will be highly influenced by macroeconomic forecasts and loan portfolio composition • Current and projected capital levels are expected to cover anticipated impact; anticipate adopting phase-in approach for regulatory capital • Key changes from the incurred loss model include: • Increases due to consumer real estate secured loans • Expected credit losses on acquired non-impaired loans 18

APPENDIX 19

Loans and Deposits By State Total Loans Total Deposits $23.7 Billion $25.0 Billion Note:Figures at period-end September 30, 2019 20

Non-Interest Income And Expense Trend Details

Non-interest Income ($ millions)	2Q 18	3Q 18	4Q 18	1Q 19	2Q 19	3Q 19	3Q19 vs. 2Q19 $ Change	3Q19 vs. 2Q19 % Change
Service Charges on Deposit Accounts	$ 12.9	$ 13.5	$ 13.4	$ 12.8	$ 12.8	$ 13.2	$ 0.4	3%
ATM / Debit Card Fee Income	2.9	2.5	2.3	2.6	3.0	2.9	(0.1)	-3%
BOLI Proceeds and CSV Income	1.3	1.7	2.0	1.8	1.7	1.7	0.0	0%
Mortgage Income	13.7	12.7	10.8	11.8	18.4	17.4	(1.0)	-5%
Title Revenue	6.8	6.3	6.0	5.2	6.9	7.2	0.3	4%
Broker Commissions	2.4	2.6	1.9	1.9	2.0	1.8	(0.2)	-12%
Other Non-interest Income	13.9	13.8	14.8	16.4	15.0	19.4	4.4	29%
Non-interest income excluding non-core income	$ 53.9	$ 53.1	$ 51.2	$ 52.5	$ 59.8	$ 63.6	$ 3.8	6%
Gain (Loss) on Sale of Investments, Net	0.0	0.0	(49.8)	-	(1.0)	-	1.0	100%
Other Non-core income	-	-	(0.4)	-	-	-	-	-
Total Non-interest Income	$ 53.9	$ 53.1	$ 1.0	$ 52.5	$ 58.8	$ 63.6	$ 4.8	8%

Non-interest Expense ($ millions)	2Q 18	3Q 18	4Q 18	1Q 19	2Q 19	3Q 19	3Q19 vs. 2Q19 $ Change	3Q19 vs. 2Q19 % Change
Mortgage Commissions	$ 7.9	$ 7.1	$ 5.4	$ 4.7	$ 7.8	$ 8.1	$ 0.3	4%
Hospitalization Expense	6.9	5.2	8.1	6.1	6.6	6.9	0.3	5%
Other Salaries and Benefits	86.7	87.8	88.1	87.6	89.0	88.3	(0.7)	-1%
Salaries and Employee Benefits	$ 101.5	$ 100.1	$ 101.6	$ 98.4	$ 103.4	$ 103.3	$ (0.1)	0%
Credit/Loan Related	5.1	4.8	4.8	2.9	4.1	4.5	0.4	9%
Occupancy and Equipment	19.9	18.5	18.2	18.6	19.0	21.3	2.3	12%
Amortization of Acquisition Intangibles	6.1	5.4	5.1	5.0	4.8	4.4	(0.4)	-8%
All Other Non-interest Expense	42.7	39.6	36.7	36.3	38.2	39.1	0.9	2%
Nonint. Exp. (Ex-Non-Core Exp.)	$ 175.3	$ 168.4	$ 166.4	$ 161.2	$ 169.5	$ 172.7	$ 3.1	2%
Compensation-related expense	$ 1.8	$ 1.1	$ 0.2	$ 0.0	$ -	$ -	-	-
Gain on early termination of loss share	-	(2.7)	-	-	-	-	-	-
Storm-related expense	-	-	0.0	0.0	-	-	-	-
Impairment of branch properties, net of gains on sales	5.4	3.3	0.1	1.0	(0.0)	-	0.0	-100%
Consulting and Professional	-	-	3.0	-	-	-	-	-
Other Non-interest Expense	(0.1)	(2.0)	(0.3)	(3.1)	0.1	-	(0.1)	-100%
Merger-related expense	14.3	1.0	(0.2)	(0.3)	(0.0)	-	0.0	-100%
Total Non-interest Expense	$ 196.8	$ 169.1	$ 169.0	$ 158.8	$ 169.6	$ 172.7	$ 3.0	2%
Tangible Efficiency Ratio - excl Non-Core-Exp	54.3%	51.9%	50.7%	51.3%	52.0%	53.4%		

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GAAP And Non-GAAP Cash Margin Balances, As As Adjusted Reported Adjustments Non-GAAP 3Q18 Average Balance $ 27,722 $ 144 $ 27,866 Income $ 259.2 $ (17.5) $ 241.7 • Adjustments represent accounting Rate 3.74% -0.27% 3.47% impacts of purchase discounts on acquired loans and related 4Q18 Average Balance $ 27,792 $ 144 $ 27,936 accretion Income $ 265.0 $ (19.4) $ 245.6 Rate 3.81% -0.29% 3.52% 1Q19 Average Balance $ 28,282 $ 136 $ 28,418 Income $ 250.5 $ (10.9) $ 239.6 Rate 3.59% -0.17% 3.42% 2Q19 Average Balance $ 28,774 $ 124 $ 28,898 Income $ 255.3 $ (13.3) $ 242.0 Rate 3.57% -0.20% 3.37% 3Q19 Average Balance $ 28,960 $ 111 $ 29,071 Income $ 249.3 $ (13.7) $ 235.6 Rate 3.44% -0.20% 3.24% Dollars in millions 22

Preferred Stock Dividend Schedule (In 000's) 2019 2020 1Q 2Q 3Q 4Q 1Q 2Q 3Q 4Q Preferred B $ 2,650 $ 2,650 $ 2,650 $ 2,650 Preferred C 949 949 949 949 949 949 949 949 Preferred D 3,508 3,050 3,050 Total Per Quarter $ 3,599 $ 949 $ 3,599 $ 4,456 $ 3,599 $ 3,999 $ 3,599 $ 3,999 Annual Total $ 12,602 $ 15,195 • Dividend schedule for anticipated preferred stock cash dividends • Each series preferred stock cash dividend is undeclared and unavailable until authorization by the Board of Directors The Company’s guidance is subject to risks, uncertainties, and assumptions which could, individually or in aggregate, cause actual results or financial condition to differ materially from those anticipated above. Reference is made to “Caution About Forward-Looking Statements” in the earnings release which also applies to this guidance. 23

Reconciliation Of Non-GAAP Financial Measures

	For The Quarter Ended								
	March 31, 2019			June 30, 2019			September 30, 2019		
	Dollar Amount			Dollar Amount			Dollar Amount		
	Pre-tax	After-tax (2)	Per share	Pre-tax	After-tax (2)	Per share	Pre-tax	After-tax (2)	Per share
Income available to common shareholders (GAAP)	$ 130.5	$ 96.5	$ 1.75	$ 133.8	$ 100.6	$ 1.86	$ 131.4	$ 96.3	$ 1.82
Non-interest income adjustments									
Loss / (Gain) on sale of investments and other non-interest income	-	-	-	1.0	0.8	0.01	-	-	-
Non-interest expense adjustments									
Merger-related expense	(0.4)	(0.3)	-	(0.0)	(0.0)	-	-	-	-
Compensation-related expense	-	-	-	-	-	-	-	-	-
Impairment of long-lived assets, net of (gain) loss on sale	1.0	0.8	0.01	(0.0)	(0.0)	-	-	-	-
(Gain) on early termination of loss share agreements	-	-	-	-	-	-	-	-	-
Other non-operating non-interest expense	(3.1)	(2.4)	(0.04)	0.1	0.1	-	-	-	-
Total non-interest expense adjustments	(2.5)	(1.9)	(0.03)	0.1	0.1	0.00	-	-	-
Income tax expense (benefit)	-	-	-	-	-	-	-	-	-
Core earnings (Non-GAAP)	128.0	94.6	1.72	134.9	101.5	1.87	131.4	96.3	1.8
Provision for credit losses	13.8	10.5		10.7	8.2		9.0	6.8	
Pre-provision earnings, as adjusted (Non-GAAP)	$ 141.8	$ 105.1		$ 145.6	$ 109.7		140.3	103.1	

(1) Per share amounts may not appear to foot due to rounding.
(2) Excluding merger-related expense and litigation expense, after-tax amounts are calculated using a tax rate of 24%, which approximates the marginal tax rate.

- **No non-core items in 3Q19**
- **$140.3 million in pre-tax pre-provision core earnings for 3Q19**

Dollars in millions

IBERIABANK Corporation
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